UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2014

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue
Suite 2900
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

               On March 13, 2014, Southcross Energy Partners, L.P. (the “Partnership”) entered into the Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 7, 2012, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder (“Agent”), and a syndicate of lenders party thereto (as amended, the “Credit Agreement”).

Concurrently with the Fourth Amendment becoming effective, the Partnership exercised the Target Leverage Option established pursuant to the Second Amendment to the Credit Agreement, dated as of April 12, 2013 (the “Second Amendment”), and satisfied a leverage ratio of less than 4.25x calculated on a pro forma basis for the debt outstanding and utilizing the EBITDA, adjusted as provided in the Fourth Amendment, for the rolling period ended December 31, 2013. An effect of the Partnership exercising the Target Leverage Option was the removal of the $100 million availability block provided for in the Credit Agreement, returning the availability under the Credit Agreement to its original $350 million.

Pursuant to the Fourth Amendment, all funds previously deposited by the Partnership’s general partner in the GP Cash Collateral Account established pursuant to the Second Amendment were released from the Agent’s liens and security interests and are no longer pledged as collateral securing the Partnership’s obligations under the Credit Agreement.

As a result of the Fourth Amendment and the Partnership’s exercise of the Target Leverage Option, certain other provisions of the Credit Agreement, as previously amended, reverted to the requirements and terms as in effect before the Second Amendment. The effects of such reversion are that, among other things, (a) the Applicable Margin has been reset to the current applicable level in the pricing grid based on the Partnership’s pro forma Consolidated Total Leverage immediately upon closing of the Fourth Amendment, (b) the $25 million limit on growth capital expenditures for the 18-month period ending June 30, 2015 is no longer effective and (c) certain limitation on unit distributions imposed by the Second Amendment are no longer effective.

The foregoing summary of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference, and to the Credit Agreement, as previously amended and as further amended by the Fourth Amendment.

Item 2.03.  Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1
Fourth Amendment to Second Amended and Restated Credit Agreement, dated March 13, 2014, by and among Southcross Energy Partners, L.P., as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder, and each of the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: March 18, 2014	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Fourth Amendment to Second Amended and Restated Credit Agreement, dated March 13, 2014, by and among Southcross Energy Partners, L.P., as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder, and each of the lenders party thereto.